Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Announces Fourth Quarter and Full-Year 2023 Results

(January 16, 2024) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $61.7 million, or $0.37 per diluted share, for the fourth quarter of 2023, a decrease of $7.8 million, or 11.3%, in comparison to the third quarter of 2023. Operating net income available to common shareholders for the three months ended December 31, 2023 was $68.8 million, or $0.42 per diluted share(1).

For the year ended December 31, 2023, net income available to common shareholders was $274.0 million, or $1.64 per diluted share, a decrease of $2.7 million, or 1.0%, in comparison to the same period in 2022. Operating net income available to common shareholders for the year-ended December 31, 2023 was $285.0 million, or $1.71 per diluted share(1).

During the fourth quarter of 2023, the Corporation launched the "FultonFirst" initiative that is focused on evaluating and improving how Fulton operates. Approximately $3.2 million was recorded in the fourth quarter of 2023 related to this initiative. Additionally, the Corporation recognized a Federal Deposit Insurance Corporation ("FDIC") special assessment charge of $6.5 million.

"2023 was an extraordinary year and we were pleased with our results," said Curtis J. Myers, Chairman and CEO of Fulton Financial Corporation. "Our team advanced our strategic objectives. We grew loans and deposits in a challenging environment, delivered enhancements to the customer experience, continued to operate with excellence and served our stakeholders well. Looking forward, 2024 is full of opportunity."

Net Interest Income and Balance Sheet

Net interest income for the fourth quarter of 2023 was $212.0 million, a decrease of $1.8 million in comparison to the third quarter of 2023. The net interest margin for the fourth quarter of 2023 decreased four basis points, to 3.36%, in comparison to 3.40% in the third quarter of 2023.

(1) Financial measure derived by methods other than generally accepted accounting principles ("GAAP"). Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.

The linked-quarter decrease in net interest income was primarily due to an increase in the rate on average interest-bearing deposits and a shift in the funding mix from noninterest-bearing demand deposits to interest-bearing deposits, partially offset by higher loan yields, a lower rate on borrowings and other interest-bearing liabilities, an increase in the average balance of net loans and a decrease in the average balance of borrowings and other interest-bearing liabilities.

An 11 basis point increase in the yield on average net loans and an increase in the average balance of net loans of $134.5 million in the fourth quarter of 2023 drove an increase in interest income of $7.8 million to $338.1 million in comparison to $330.4 million in the third quarter of 2023.
Interest expense on interest-bearing liabilities for the fourth quarter of 2023 increased by $9.6 million to $126.1 million in comparison to $116.5 million in the third quarter of 2023. The linked-quarter increase in interest expense in the fourth quarter of 2023 was primarily due to an increase in the rate on average interest-bearing deposits of 26 basis points, a decline of $232.3 million in the average balance of noninterest-bearing deposits and an increase in the average balance of interest-bearing deposits of $351.6 million in comparison to the third quarter of 2023, partially offset by a decrease in the rate on borrowings and other interest-bearing deposits of 16 basis points and a decrease in the average balance of borrowings and other interest-bearing deposits of $149.4 million.

For the fourth quarter of 2023, net interest income was $212.0 million, a decrease of $13.9 million, or 6.2%, in comparison to the fourth quarter of 2022. Interest income for the fourth quarter of 2023 increased by $70.3 million to $338.1 million in comparison to $267.8 million in the fourth quarter of 2022, primarily driven by rising interest rates resulting in an increase in interest income from net loans of $70.1 million. Increases in the average balance of net loans of $1.3 billion and in yields on net loans of 103 basis points in the fourth quarter of 2023 compared to the fourth quarter of 2022 each contributed to the increase in interest income. Interest expense on interest-bearing liabilities for the fourth quarter of 2023 increased by $84.2 million to $126.1 million in comparison to $41.9 million in the fourth quarter of 2022, primarily driven by rising interest rates resulting in increases in interest expense from interest-bearing deposits and borrowings and other interest-bearing liabilities of $74.3 million and $9.9 million, respectively. A decrease in the average balance of noninterest-bearing deposits of $1.9 billion and an increase in the average balances of interest-bearing deposits and borrowings and other interest-bearing liabilities of $2.3 billion and $516.2 million, respectively, in the fourth quarter of 2023 in comparison to the fourth quarter of 2022 also contributed to the increase in interest expense.

Total average interest-earning assets for the fourth quarter of 2023 were $25.6 billion, an increase of $61.8 million from the third quarter of 2023 primarily driven by an increase in average net loans of $134.5 million, partially offset by a decrease in average investment securities of $76.8 million.

Total average interest-earning assets for the fourth quarter of 2023 increased by $848.6 million from the fourth quarter of 2022. Average net loans for the fourth quarter of 2023 were $21.3 billion, an increase of $1.3 billion from the same period in 2022. Compared to the fourth quarter of 2022, average investment securities decreased $209.9 million and average other interest-earning assets decreased $192.8 million in the fourth quarter of 2023.

Total average interest-bearing liabilities increased $202.2 million to $18.6 billion in the fourth quarter of 2023 in comparison to $18.4 billion in the third quarter of 2023. The increase in average interest-bearing liabilities was driven by an increase in the average balance of total interest-bearing deposits of $351.6 million, partially offset by a decrease in the average balance of borrowings and other interest-bearing liabilities of $149.4 million.

Total average interest-bearing liabilities for the fourth quarter of 2023 increased $2.8 billion to $18.6 billion in comparison to $15.7 billion in the fourth quarter of 2022, driven by increases in the average balances of total interest-bearing deposits and borrowings and other interest-bearing liabilities of $2.3 billion and $0.5 billion, respectively.

Asset Quality

In the fourth quarter of 2023, a provision for credit losses of $9.8 million was recorded in comparison to $9.9 million in the third quarter of 2023 and $14.5 million in the fourth quarter of 2022. The provision for credit losses of $9.8 million recorded in the fourth quarter of 2023 was primarily due to loan growth and some weakening of credit metrics.

Non-performing assets were $154.2 million, or 0.56% of total assets, at December 31, 2023, in comparison to $143.5 million, or 0.52% of total assets, at September 30, 2023, and $177.7 million, or 0.66% of total assets, at December 31, 2022.

Net charge-offs for the fourth quarter of 2023 were 0.15% of total average loans in comparison to 0.10% and 0.23% in the third quarter of 2023 and the fourth quarter of 2022, respectively.

Non-interest Income

Non-interest income before investment securities gains (losses) in the fourth quarter of 2023 was $60.1 million, an increase of $4.2 million, or 7.4%, from the third quarter of 2023. The increase in non-interest income was primarily due to a $4.1 million linked-quarter net change from market movements in our commercial customer interest rate swap program resulting from the reference rate transition from the London Inter-Bank Offered Rate ("LIBOR") to the Secured Overnight Financing Rate ("SOFR"), reflected as an increase to other non-interest income. Additional contributors to the increase in non-interest income were increases of $1.4 million in commercial customer interest rate swap fee income, reflected in capital markets, and a $0.6 million increase in cash surrender value of life insurance policies, reflected in other income, partially offset by decreases in mortgage banking income, income from equity method investments, reflected in other income, and merchant and card income of $0.9 million, $0.7 million and $0.6 million, respectively.

Compared to the fourth quarter of 2022, non-interest income before investment securities gains (losses) in the fourth quarter of 2023 increased $5.8 million, or 10.7%, from $54.3 million. The increase in non-interest income was primarily due to increases of $1.9 million in wealth management revenues, $1.6 million in commercial customer interest rate swap fee income, reflected in capital markets, a $1.1 million market valuation movement in our commercial customer interest rate swap program resulting from the reference rate transition from LIBOR to SOFR and reflected as an increase to other non-interest income, a $0.7 million increase in cash surrender value of life insurance policies, reflected in other income, a $0.3 million increase in cash management fee income and a $0.3 million increase in gains on sale from Small Business Association ("SBA") loans, reflected in other commercial banking income.
Non-interest Expense

Non-interest expense was $180.6 million in the fourth quarter of 2023, an increase of $9.5 million, or 5.6%, compared to $171.0 million in the third quarter of 2023. The increase was primarily due to increases of $6.4 million in FDIC insurance expense, primarily due to the special assessment of $6.5 million charged to recover the loss to the Deposit Insurance Fund in connection with the closures of certain banks in 2023, $2.6 million in other outside services related to consulting fees incurred for the FultonFirst initiative, $1.6 million in marketing expense due to a targeted customer deposit acquisition program and brand marketing campaigns in growth markets, partially offset by a $0.7 million gain from debt extinguishment recorded in the fourth quarter of 2023, reflected in other expense. Included in salaries and benefits expense was $0.6 million for severance expense incurred as a result of the FultonFirst initiative.

Compared to the fourth quarter of 2022, non-interest expense, excluding merger-related expenses of $1.9 million in the fourth quarter of 2022, increased $14.0 million, or 8.4%. The increase was primarily due to increases of $7.9 million in FDIC insurance expense, primarily due to the special assessment of $6.5 million discussed above and the adoption of a final rule to increase base deposit insurance assessment rates effective January 1, 2023, $4.5 million in salaries and employee benefits expense, $3.8 million in other outside services expense driven by the FultonFirst initiative, partially offset by a $1.6 million decrease related to a contingent liability recorded in 2022 and a $0.7 million gain from debt extinguishment recorded in the fourth quarter of 2023, both reflected in other expense. The $4.5 million increase in salaries and benefits expense was primarily driven by annual merit increases, lower deferred employee loan origination costs, higher employee benefits expense, due to healthcare claims experience, and higher pension costs, partially offset by lower incentive plan compensation expense. Also included in salaries and benefits expense was $0.6 million for severance expense incurred as a result of the FultonFirst initiative.

Income Tax Expense

For 2023 the effective tax rate was 18.5% in comparison to 17.3% for 2022.

Additional information on Fulton is available on the Internet at www.fultonbank.com.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share data)
	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2023	2023	2023	2023	2022
Ending Balances
Investment securities	$3,666,274	$3,698,601	$3,867,334	$3,950,101	$3,968,023
Net loans	21,351,094	21,177,508	21,044,685	20,670,188	20,279,547
Total assets	27,560,704	27,375,177	27,403,163	27,112,176	26,931,702
Deposits	21,537,623	21,421,589	21,206,540	21,316,584	20,649,538
Shareholders' equity	2,750,044	2,566,693	2,642,152	2,618,998	2,579,757

Average Balances
Investment securities	3,665,261	3,834,824	3,916,130	3,964,615	3,936,579
Net loans	21,255,779	21,121,277	20,866,235	20,463,096	20,004,513
Total assets	27,397,671	27,377,836	27,235,567	26,900,653	26,386,355
Deposits	21,476,548	21,357,295	21,207,143	20,574,323	21,027,656
Shareholders' equity	2,618,024	2,645,977	2,647,464	2,613,316	2,489,148

Income Statement
Net interest income	212,006	213,842	212,852	215,587	225,911
Provision for credit losses	9,808	9,937	9,747	24,544	14,513
Non-interest income	59,378	55,961	60,585	51,753	54,321
Non-interest expense	180,552	171,020	168,018	159,616	168,462
Income before taxes	81,024	88,846	95,672	83,180	97,257
Net income available to common shareholders	61,701	69,535	77,045	65,752	79,271
Pre-provision net revenue(1)	100,050	102,342	106,495	108,375	115,049

Per Share
Net income available to common shareholders (basic)	$0.38	$0.42	$0.46	$0.39	$0.47
Net income available to common shareholders (diluted)	$0.37	$0.42	$0.46	$0.39	$0.47
Operating net income available to common shareholders(1)	$0.42	$0.43	$0.47	$0.39	$0.48
Cash dividends	$0.17	$0.16	$0.16	$0.15	$0.21
Common shareholders' equity	$15.61	$14.47	$14.75	$14.67	$14.24
Common shareholders' equity (tangible)(1)	$12.19	$11.05	$11.36	$11.26	$10.90
Weighted average shares (basic)	163,975	164,566	165,854	166,605	167,504
Weighted average shares (diluted)	165,650	166,023	167,191	168,401	169,136

(1) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2023	2023	2023	2023	2022
Asset Quality
Net charge-offs (recoveries) to average loans	0.15%	0.10%	0.04%	0.27%	0.23%
Non-performing loans to total net loans	0.72%	0.67%	0.70%	0.80%	0.85%
Non-performing assets to total assets	0.56%	0.52%	0.55%	0.62%	0.66%
ACL - loans(1) to total loans	1.37%	1.38%	1.37%	1.35%	1.33%
ACL - loans(1) to non-performing loans	191%	208%	195%	169%	157%

Profitability
Return on average assets	0.93%	1.04%	1.17%	1.03%	1.23%
Operating return on average assets(2)	1.03%	1.08%	1.18%	1.04%	1.26%
Return on average common shareholders' equity	10.09%	11.25%	12.59%	11.02%	13.70%
Return on average common shareholders' equity (tangible)(2)	14.68%	15.17%	16.52%	14.46%	18.59%
Net interest margin	3.36%	3.40%	3.40%	3.53%	3.69%
Efficiency ratio(2)	62.0%	61.5%	60.1%	58.5%	58.1%
Non-interest expenses to total average assets	2.61%	2.48%	2.47%	2.41%	2.53%
Operating non-interest expenses to total average assets(2)	2.47%	2.47%	2.46%	2.40%	2.48%

Capital Ratios
Tangible common equity ratio ("TCE")(2)	7.4%	6.8%	7.0%	7.0%	6.9%
Tier 1 leverage ratio(3)	9.5%	9.4%	9.3%	9.2%	9.5%
Common equity Tier 1 capital ratio(3)	10.4%	10.3%	10.1%	9.8%	10.0%
Tier 1 risk-based capital ratio(3)	11.2%	11.1%	11.0%	10.6%	10.9%
Total risk-based capital ratio(3)	14.1%	14.0%	13.8%	13.4%	13.6%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Regulatory capital ratios as of December 31, 2023 are preliminary estimates and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2023	2023	2023	2023	2022
ASSETS
Cash and due from banks	$300,343	$304,042	$123,779	$129,003	$126,898
Other interest-earning assets	373,772	222,781	505,141	545,355	685,209
Loans held for sale	15,158	20,368	14,673	6,507	7,264
Investment securities	3,666,274	3,698,601	3,867,334	3,950,101	3,968,023
Net loans	21,351,094	21,177,508	21,044,685	20,670,188	20,279,547
Less: ACL - loans(1)	(293,404)	(292,739)	(287,442)	(278,695)	(269,366)
Loans, net	21,057,690	20,884,769	20,757,243	20,391,493	20,010,181
Net premises and equipment	222,881	215,626	216,322	216,059	225,141
Accrued interest receivable	107,972	101,624	96,991	90,267	91,579
Goodwill and intangible assets	560,687	561,284	561,885	563,502	560,824
Other assets	1,255,927	1,366,082	1,259,795	1,219,889	1,256,583
Total Assets	$27,560,704	$27,375,177	$27,403,163	$27,112,176	$26,931,702
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$21,537,623	$21,421,589	$21,206,540	$21,316,584	$20,649,538
Borrowings	2,487,526	2,370,112	2,719,114	2,446,770	2,871,207
Other liabilities	785,511	1,016,783	835,357	729,824	831,200
Total Liabilities	24,810,660	24,808,484	24,761,011	24,493,178	24,351,945
Shareholders' equity	2,750,044	2,566,693	2,642,152	2,618,998	2,579,757
Total Liabilities and Shareholders' Equity	$27,560,704	$27,375,177	$27,403,163	$27,112,176	$26,931,702

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$8,127,728	$8,106,300	$7,846,861	$7,746,920	$7,693,835
Commercial and industrial	4,545,552	4,577,334	4,599,759	4,596,096	4,473,004
Real estate - residential mortgage	5,325,923	5,279,681	5,147,262	4,880,919	4,737,279
Real estate - home equity	1,047,184	1,045,438	1,061,891	1,074,712	1,102,838
Real estate - construction	1,239,075	1,078,263	1,308,564	1,326,754	1,269,925
Consumer	729,318	743,976	763,530	730,775	699,179
Leases and other loans(2)	336,314	346,516	316,818	314,012	303,487
Total Net Loans	$21,351,094	$21,177,508	$21,044,685	$20,670,188	$20,279,547
Deposits, by type:
Noninterest-bearing demand	$5,314,094	$5,575,374	$5,865,855	$6,403,484	$7,006,388
Interest-bearing demand	5,722,695	5,757,487	5,543,320	5,478,237	5,410,903
Savings	6,616,901	6,707,729	6,646,448	6,579,806	6,434,621
Total demand and savings	17,653,690	18,040,590	18,055,623	18,461,527	18,851,912
Brokered	1,144,692	941,059	949,259	960,919	208,416
Time	2,739,241	2,439,940	2,201,658	1,894,138	1,589,210
Total Deposits	$21,537,623	$21,421,589	$21,206,540	$21,316,584	$20,649,538
Borrowings, by type:
Federal funds purchased	$240,000	$544,000	$555,000	$525,000	$191,000
Federal Home Loan Bank advances	1,100,000	730,000	1,165,000	747,000	1,250,000
Senior debt and subordinated debt	535,384	540,174	539,994	539,814	539,634
Other borrowings	612,142	555,938	459,120	634,956	890,573
Total Borrowings	$2,487,526	$2,370,112	$2,719,114	$2,446,770	$2,871,207

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share)
	Three Months Ended					Year ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Dec 31
	2023	2023	2023	2023	2022	2023	2022
Interest Income:
Interest income	$338,134	$330,371	$314,912	$289,820	$267,847	$1,273,236	$864,838
Interest expense	126,128	116,529	102,060	74,233	41,936	418,950	83,204
Net Interest Income	212,006	213,842	212,852	215,587	225,911	854,286	781,634
Provision for credit losses	9,808	9,937	9,747	24,544	14,513	54,036	28,021
Net Interest Income after Provision	202,198	203,905	203,105	191,043	211,398	800,250	753,613
Non-Interest Income:
Commercial banking:
Merchant and card	7,045	7,626	7,700	6,834	7,223	29,205	28,276
Cash management	6,030	5,960	5,835	5,515	5,756	23,340	23,729
Capital markets	4,258	2,960	6,092	2,344	2,627	15,654	12,256
Other commercial banking	3,447	3,176	3,518	2,820	2,998	12,961	11,518
Total commercial banking	20,780	19,722	23,145	17,513	18,604	81,160	75,779
Wealth management	19,388	19,413	18,678	18,062	17,531	75,541	72,843
Consumer banking:
Card	6,739	6,770	6,592	6,243	6,331	26,343	24,472
Overdraft	2,991	2,996	2,696	2,733	3,364	11,416	15,480
Other consumer banking	2,357	2,407	2,432	2,241	2,380	9,438	9,544
Total consumer banking	12,087	12,173	11,720	11,217	12,075	47,197	49,496
Mortgage banking	2,288	3,190	2,940	1,970	2,140	10,388	14,204
Other	5,587	1,463	4,106	2,968	3,972	14,125	14,835
Non-interest income before investment securities gains (losses)	60,130	55,961	60,589	51,730	54,322	228,411	227,157
Investment securities gains (losses), net	(752)	—	(4)	23	(1)	(733)	(27)
Total Non-Interest Income	59,378	55,961	60,585	51,753	54,321	227,678	227,130
Non-Interest Expense:
Salaries and employee benefits	97,275	96,757	94,102	89,283	92,733	377,417	356,884
Data processing and software	16,985	16,914	16,776	15,796	15,448	66,471	60,255
Other outside services	14,670	12,094	10,834	10,126	10,860	47,724	37,152
Net occupancy	14,647	14,561	14,374	14,438	14,061	58,019	56,195
FDIC insurance	11,138	4,738	4,895	4,795	3,219	25,565	12,547
Equipment	3,995	3,475	3,530	3,389	3,640	14,390	14,033
Marketing	3,550	1,913	1,655	1,886	2,380	9,004	6,885
Professional fees	2,302	1,869	1,829	2,392	2,945	8,392	9,123
Intangible amortization	597	601	1,072	674	688	2,944	1,731
Merger-related expenses	—	—	—	—	1,894	—	10,328
Other	15,393	18,098	18,951	16,837	20,594	69,281	68,595
Total Non-Interest Expense	180,552	171,020	168,018	159,616	168,462	679,207	633,728
Income Before Income Taxes	81,024	88,846	95,672	83,180	97,257	348,721	347,015
Income tax expense	16,761	16,749	16,065	14,866	15,424	64,441	60,034
Net Income	64,263	72,097	79,607	68,314	81,833	284,280	286,981
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)	(10,248)	(10,248)
Net Income Available to Common Shareholders	$61,701	$69,535	$77,045	$65,752	$79,271	$274,032	$276,733

	Three Months Ended					Year ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Dec 31
	2023	2023	2023	2023	2022	2023	2022
PER SHARE:
Net income available to common shareholders (basic)	$0.38	$0.42	$0.46	$0.39	$0.47	$1.66	$1.69
Net income available to common shareholders (diluted)	$0.37	$0.42	$0.46	$0.39	$0.47	$1.64	$1.67
Cash dividends	$0.17	$0.16	$0.16	$0.15	$0.21	$0.64	$0.66

Weighted average shares (basic)	163,975	164,566	165,854	166,605	167,504	165,241	164,119
Weighted average shares (diluted)	165,650	166,023	167,191	168,401	169,136	166,769	165,472

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans	$21,255,779	$311,992	5.83%	$21,121,277	$304,167	5.72%	$20,004,513	$241,453	4.80%
Investment securities(2)	4,120,750	27,227	2.64%	4,197,550	27,274	2.59%	4,330,635	27,781	2.56%
Other interest-earning assets	267,329	3,464	5.17%	263,244	3,372	5.11%	460,082	2,923	2.53%
Total Interest-Earning Assets	25,643,858	342,683	5.31%	25,582,071	334,813	5.20%	24,795,230	272,157	4.36%

Noninterest-Earning assets:
Cash and due from banks	282,614			306,496			149,472
Premises and equipment	219,994			217,447			223,245
Other assets	1,545,535			1,562,233			1,488,684
Less: ACL - loans(3)	(294,330)			(290,411)			(270,276)
Total Assets	$27,397,671			$27,377,836			$26,386,355

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$5,723,169	$20,737	1.44%	$5,740,229	$18,690	1.29%	$5,479,443	$4,589	0.33%
Savings deposits	6,682,512	38,239	2.27%	6,676,792	34,277	2.04%	6,466,775	11,539	0.71%
Brokered deposits	1,051,369	14,078	5.31%	937,657	12,250	5.18%	215,729	1,947	3.58%
Time deposits	2,579,400	23,575	3.63%	2,330,206	18,939	3.22%	1,554,885	4,302	1.10%
Total Interest-Bearing Deposits	16,036,450	96,629	2.39%	15,684,884	84,156	2.13%	13,716,832	22,377	0.65%

Borrowings and other interest-bearing liabilities	2,541,727	29,499	4.58%	2,691,087	32,373	4.74%	2,025,522	19,559	3.83%
Total Interest-Bearing Liabilities	18,578,177	126,128	2.69%	18,375,971	116,529	2.51%	15,742,354	41,936	1.06%

Noninterest-Bearing liabilities:
Demand deposits	5,440,098			5,672,411			7,310,824
Other noninterest-bearing liabilities	761,372			683,477			844,029
Total Liabilities	24,779,647			24,731,859			23,897,207
Total Deposits/Cost of Deposits	21,476,548		1.79%	21,357,295		1.56%	21,027,656		0.42%
Total interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	24,018,275		2.08%	24,048,382		1.92%	23,053,178		0.72%

Shareholders' equity	2,618,024			2,645,977			2,489,148
Total Liabilities and Shareholders' Equity	$27,397,671			$27,377,836			$26,386,355

Net interest income/net interest margin (fully taxable equivalent)		216,555	3.36%		218,284	3.40%		230,221	3.69%
Tax equivalent adjustment		(4,549)			(4,442)			(4,310)
Net Interest Income		$212,006			$213,842			$225,911

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Balances include amortized historical cost for available for sale ("AFS") securities. The related unrealized holding gains (losses) are included in other assets.
(3) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED):
(dollars in thousands)
	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2023	2023	2023	2023	2022
Loans, by type:
Real estate - commercial mortgage	$8,090,627	$7,912,801	$7,775,436	$7,720,975	$7,696,997
Commercial and industrial	4,579,441	4,611,376	4,629,919	4,565,923	4,372,935
Real estate - residential mortgage	5,303,632	5,209,105	5,008,295	4,790,868	4,643,784
Real estate - home equity	1,043,753	1,045,806	1,066,615	1,086,032	1,106,325
Real estate - construction	1,153,601	1,254,577	1,306,286	1,276,145	1,209,998
Consumer	746,011	761,273	763,407	721,248	679,108
Leases and other loans(1)	338,714	326,339	316,277	301,905	295,366
Total Net Loans	$21,255,779	$21,121,277	$20,866,235	$20,463,096	$20,004,513

Deposits, by type:
Noninterest-bearing demand	$5,440,098	$5,672,411	$6,021,091	$6,641,741	$7,310,824
Interest-bearing demand	5,723,169	5,740,229	5,535,669	5,326,566	5,479,443
Savings	6,682,512	6,676,792	6,632,572	6,469,468	6,466,775
Total demand and savings	17,845,779	18,089,432	18,189,332	18,437,775	19,257,042
Brokered	1,051,369	937,657	954,773	439,670	215,729
Time	2,579,400	2,330,206	2,063,038	1,696,878	1,554,885
Total Deposits	$21,476,548	$21,357,295	$21,207,143	$20,574,323	$21,027,656

Borrowings, by type:
Federal funds purchased	$446,707	$634,163	$679,401	$505,142	$261,737
Federal Home Loan Bank advances	760,087	793,098	880,811	1,261,589	564,692
Senior debt and subordinated debt	539,186	540,086	539,906	539,726	539,550
Other borrowings and other interest-bearing liabilities	795,747	723,740	690,742	752,227	659,543
Total Borrowings	$2,541,727	$2,691,087	$2,790,860	$3,058,684	$2,025,522

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Year ended December 31
	2023			2022
	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans	$20,929,302	$1,166,376	5.57%	$19,152,740	$765,603	4.00%
Investment securities(2)	4,210,010	109,325	2.59%	4,364,627	106,115	2.43%
Other interest-earning assets	387,360	15,346	3.96%	829,705	8,115	0.98%
Total Interest-Earning Assets	25,526,672	1,291,047	5.06%	24,347,072	879,833	3.61%

Noninterest-Earning assets:
Cash and due from banks	215,649			156,050
Premises and equipment	219,315			220,982
Other assets	1,553,284			1,505,277
Less: ACL - loans(3)	(285,216)			(257,897)
Total Assets	$27,229,704			$25,971,484

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$5,582,930	$62,494	1.12%	$5,593,942	$8,219	0.15%
Savings deposits	6,616,087	122,340	1.85%	6,458,165	16,642	0.26%
Brokered deposits	847,795	43,635	5.15%	262,359	4,097	1.56%
Time deposits	2,170,245	63,735	2.94%	1,617,804	14,871	0.92%
Total Interest-Bearing Deposits	15,217,057	292,204	1.92%	13,932,270	43,829	0.31%

Borrowings and other interest-bearing liabilities	2,771,330	126,746	4.54%	1,358,357	39,375	2.89%
Total Interest-Bearing Liabilities	17,988,387	418,950	2.32%	15,290,627	83,204	0.54%

Noninterest-Bearing liabilities:
Demand deposits	5,939,799			7,522,304
Other	670,269			598,230
Total Liabilities	24,598,455			23,411,161
Total Deposits/Cost of Deposits	21,156,856		1.38%	21,454,574		0.20%
Total interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	23,928,186		1.75%	22,812,931		0.36%

Shareholders' equity	2,631,249			2,560,323
Total Liabilities and Shareholders' Equity	$27,229,704			$25,971,484

Net interest income/net interest margin (fully taxable equivalent)		872,097	3.42%		796,629	3.27%
Tax equivalent adjustment		(17,811)			(14,995)
Net Interest Income		$854,286			$781,634

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Balances include amortized historical cost for AFS. The related unrealized holding gains (losses) are included in other assets.
(3) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED):
(dollars in thousands)

	Year ended December 31
	2023	2022
Loans, by type:
Real estate - commercial mortgage	$7,876,076	$7,523,806
Commercial and industrial	4,596,742	4,230,133
Real estate - residential mortgage	5,079,739	4,261,527
Real estate - home equity	1,060,396	1,101,142
Real estate - construction	1,247,336	1,178,550
Consumer	748,089	569,305
Leases and other loans(1)	320,924	288,277
Total Net Loans	$20,929,302	$19,152,740

Deposits, by type:
Noninterest-bearing demand	$5,939,799	$7,522,304
Interest-bearing demand	5,582,930	5,593,942
Savings	6,616,087	6,458,165
Total demand and savings	18,138,816	19,574,411
Brokered	847,795	262,359
Time	2,170,245	1,617,804
Total Deposits	$21,156,856	$21,454,574

Borrowings, by type:
Federal funds purchased	$566,379	$91,125
Federal Home Loan Bank advances	922,164	194,295
Senior debt and subordinated debt	539,726	564,337
Other borrowings	743,061	508,600
Total Borrowings	$2,771,330	$1,358,357

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended					Year Ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Dec 31	Dec 31
	2023	2023	2023	2023	2022	2023	2022
Allowance for credit losses related to net loans:
Balance at beginning of period	$292,739	$287,442	$278,695	$269,366	$266,838	$269,366	$249,001

CECL Day 1 provision expense	—	—	—	—	—	—	7,954
Initial purchased credit deteriorated loans	—	—	—	—	—	—	1,135
Loans charged off:
Real estate - commercial mortgage	(3,547)	(860)	(230)	(13,362)	(12,235)	(17,999)	(12,473)
Commercial and industrial	(3,397)	(3,220)	(2,017)	(612)	(179)	(9,246)	(2,390)
Real estate - residential mortgage	—	—	(62)	—	—	(62)	(66)
Consumer and home equity	(2,192)	(1,803)	(1,313)	(2,206)	(1,311)	(7,514)	(4,412)
Real estate - construction	—	—	—	—	—	—	—
Leases and other loans(1)	(1,096)	(1,396)	(1,165)	(723)	(505)	(4,380)	(2,131)
Total loans charged off	(10,232)	(7,279)	(4,787)	(16,903)	(14,230)	(39,201)	(21,472)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	160	101	29	786	183	1,076	3,860
Commercial and industrial	779	620	988	1,086	961	3,473	5,893
Real estate - residential mortgage	278	37	58	48	10	421	425
Consumer and home equity	555	1,023	959	661	683	3,198	2,581
Real estate - construction	87	—	569	202	530	858	574
Leases and other loans(1)	374	400	213	116	132	1,103	759
Recoveries of loans previously charged off	2,233	2,181	2,816	2,899	2,499	10,129	14,092
Net loans (charged off) recovered	(7,999)	(5,098)	(1,971)	(14,004)	(11,731)	(29,072)	(7,380)
Provision for credit losses	8,664	10,395	10,718	23,333	14,259	53,110	18,656
Balance at end of period	$293,404	$292,739	$287,442	$278,695	$269,366	$293,404	$269,366
Net charge-offs (recoveries) to average loans	0.15%	0.10%	0.04%	0.27%	0.23%	0.14%	0.04%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses	$1,144	$(458)	$(971)	$1,211	$254	$926	$1,411

NON-PERFORMING ASSETS:
Non-accrual loans	$121,620	$113,022	$123,280	$134,303	$144,443
Loans 90 days past due and accruing	31,721	27,962	24,415	30,336	27,463
Total non-performing loans	153,341	140,984	147,695	164,639	171,906
Other real estate owned	896	2,549	3,881	3,304	5,790
Total non-performing assets	$154,237	$143,533	$151,576	$167,943	$177,696

NON-PERFORMING LOANS, BY TYPE:
Real estate - commercial mortgage	$46,527	$44,058	$55,048	$61,322	$72,634
Commercial and industrial	41,020	33,365	30,588	33,555	28,288
Real estate - residential mortgage	42,029	40,560	39,157	46,576	46,509
Consumer and home equity	10,878	11,580	10,469	8,983	9,800
Real estate - construction	2,876	677	1,099	1,509	1,368
Leases and other loans(1)	10,011	10,744	11,334	12,694	13,307
Total non-performing loans	$153,341	$140,984	$147,695	$164,639	$171,906

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than GAAP. The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2023	2023	2023	2023	2022
Operating net income available to common shareholders
Net income available to common shareholders	$61,701	$69,535	$77,045	$65,752	$79,271
Plus: Core deposit intangible amortization	441	441	912	514	514
Plus: Merger-related expenses	—	—	—	—	1,894
Plus: Interest rate derivative transition valuation(1)	(1,102)	2,958	—	—	—
Plus: FDIC special assessment	6,494	—	—	—	—
Plus: FultonFirst initiative	3,197	—	—	—	—
Less: Tax impact of adjustments	(1,896)	(714)	(192)	(108)	(506)
Operating net income available to common shareholders (numerator)	$68,835	$72,220	$77,765	$66,158	$81,173

Weighted average shares (diluted) (denominator)	165,650	166,023	167,191	168,401	169,136

Operating net income available to common shareholders, per share (diluted)	$0.42	$0.43	$0.47	$0.39	$0.48

Common shareholders' equity (tangible), per share
Shareholders' equity	$2,750,044	$2,566,693	$2,642,152	$2,618,998	$2,579,757
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(560,687)	(561,284)	(561,885)	(563,502)	(560,824)
Tangible common shareholders' equity (numerator)	$1,996,479	$1,812,531	$1,887,389	$1,862,618	$1,826,055

Shares outstanding, end of period (denominator)	163,801	164,084	166,097	165,396	167,599

Common shareholders' equity (tangible), per share	$12.19	$11.05	$11.36	$11.26	$10.90

Operating return on average assets
Net income	$64,263	$72,097	$79,607	$68,314	$81,833
Plus: Core deposit intangible amortization	441	441	912	514	514
Plus: Merger-related expenses	—	—	—	—	1,894
Plus: Interest rate derivative transition valuation(1)	(1,102)	2,958	—	—	—
Plus: FDIC special assessment	6,494	—	—	—	—
Plus: FultonFirst initiative	3,197	—	—	—	—
Less: Tax impact of adjustments	(1,896)	(714)	(192)	(108)	(506)
Operating net income (numerator)	$71,397	$74,782	$80,327	$68,720	$83,735

Total average assets	$27,397,671	$27,377,836	$27,235,567	$26,900,653	$26,386,355
Less: Average net core deposit intangible	(5,106)	(5,548)	(6,417)	(6,937)	(7,478)
Total operating average assets (denominator)	$27,392,565	$27,372,288	$27,229,150	$26,893,716	$26,378,877

Operating return on average assets	1.03%	1.08%	1.18%	1.04%	1.26%

(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2023	2023	2023	2023	2022
Return on average common shareholders' equity (tangible)
Net income available to common shareholders	$61,701	$69,535	$77,045	$65,752	$79,271
Plus: Intangible amortization	597	601	1,072	674	688
Plus: Merger-related expenses	—	—	—	—	1,894
Plus: Interest rate derivative transition valuation(1)	(1,102)	2,958	—	—	—
Plus: FDIC special assessment	6,494	—	—	—	—
Plus: FultonFirst initiative	3,197	—	—	—	—
Less: Tax impact of adjustments	(1,929)	(747)	(225)	(142)	(542)
Adjusted net income available to common shareholders (numerator)	$68,958	$72,347	$77,892	$66,284	$81,311

Average shareholders' equity	$2,618,024	$2,645,977	$2,647,464	$2,613,316	$2,489,148
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(560,977)	(561,578)	(563,146)	(561,744)	(561,219)
Average tangible common shareholders' equity (denominator)	$1,864,169	$1,891,521	$1,891,440	$1,858,694	$1,735,051

Return on average common shareholders' equity (tangible)	14.68%	15.17%	16.52%	14.46%	18.59%

Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$2,750,044	$2,566,693	$2,642,152	$2,618,998	$2,579,757
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(560,687)	(561,284)	(561,885)	(563,502)	(560,824)
Tangible common shareholders' equity (numerator)	$1,996,479	$1,812,531	$1,887,389	$1,862,618	$1,826,055

Total assets	$27,560,704	$27,375,177	$27,403,163	$27,112,176	$26,931,702
Less: Goodwill and intangible assets	(560,687)	(561,284)	(561,885)	(563,502)	(560,824)
Total tangible assets (denominator)	$27,000,017	$26,813,893	$26,841,278	$26,548,674	$26,370,878

Tangible common equity to tangible assets	7.39%	6.76%	7.03%	7.02%	6.92%

Efficiency ratio
Non-interest expense	$180,552	$171,020	$168,018	$159,616	$168,462
Less: Amortization of tax credit investments	—	—	—	—	(696)
Less: Merger-related expenses	—	—	—	—	(1,894)
Less: FDIC special assessment	(6,494)	—	—	—	—
Less: FultonFirst initiative	(3,197)	—	—	—	—
Less: Intangible amortization	(597)	(601)	(1,072)	(674)	(688)
Less: Debt extinguishment	720	—	—	—	—
Non-interest expense (numerator)	$170,984	$170,419	$166,946	$158,942	$165,184

Net interest income	$212,006	$213,842	$212,852	$215,587	$225,911
Tax equivalent adjustment	4,549	4,442	4,405	4,414	4,310
Plus: Total non-interest income	59,378	55,961	60,585	51,753	54,321
Plus: Interest rate derivative transition valuation(1)	(1,102)	2,958	—	—	—
Less: Investment securities (gains) losses, net	752	—	4	(23)	1
Total revenue (denominator)	$275,583	$277,203	$277,846	$271,731	$284,543

Efficiency ratio	62.0%	61.5%	60.1%	58.5%	58.1%

(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2023	2023	2023	2023	2022
Operating non-interest expenses to total average assets
Non-interest expense	$180,552	$171,020	$168,018	$159,616	$168,462
Less: Amortization of tax credit investments	—	—	—	—	(696)
Less: Intangible amortization	(597)	(601)	(1,072)	(674)	(688)
Less: Merger-related expenses	—	—	—	—	(1,894)
Less: FDIC special assessment	(6,494)	—	—	—	—
Less: FultonFirst initiatives	(3,197)	—	—	—	—
Non-interest expense (numerator)	$170,264	$170,419	$166,946	$158,942	$165,184

Total average assets (denominator)	$27,397,671	$27,377,836	$27,235,567	$26,900,653	$26,386,355

Operating non-interest expenses to total average assets	2.47%	2.47%	2.46%	2.40%	2.48%

Pre-provision net revenue
Net interest income	$212,006	$213,842	$212,852	$215,587	$225,911
Non-interest income	59,378	55,961	60,585	51,753	54,321
Plus: Interest rate derivative transition valuation(1)	(1,102)	2,958	—	—	—
Less: Investment securities (gains) losses, net	752	—	4	(23)	1
Total revenue	$271,034	$272,761	$273,441	$267,317	$280,233

Non-interest expense	$180,552	$171,020	$168,018	$159,616	$168,462
Less: Amortization on tax credit investments	—	—	—	—	(696)
Less: Merger-related expenses	—	—	—	—	(1,894)
Less: Intangible amortization	(597)	(601)	(1,072)	(674)	(688)
Less: FDIC special assessment	(6,494)	—	—	—	—
Less: FultonFirst initiative	(3,197)	—	—	—	—
Less: Debt extinguishment	720	—	—	—	—
Total non-interest expense	$170,984	$170,419	$166,946	$158,942	$165,184

Pre-provision net revenue	$100,050	$102,342	$106,495	$108,375	$115,049

	Year ended
	Dec 31
	2023
Operating net income available to common shareholders
Net income available to common shareholders	$274,032
Plus: Core deposit intangible amortization	2,308
Plus: Interest rate derivative transition valuation(1)	1,855
Plus: FDIC special assessment	6,494
Plus: FultonFirst initiative	3,197
Less: Tax impact of adjustments	(2,909)
Operating net income available to common shareholders (numerator)	$284,977

Weighted average shares (diluted) (denominator)	166,769

Operating net income available to common shareholders, per share (diluted)	$1.71

(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.
Note: numbers in this report may not sum due to rounding.